UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20579

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 30, 2022
(Date of earliest event reported)

LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	LFUS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2022, Littelfuse, Inc., a Delaware corporation (the “Company”), entered into the Credit Agreement as described below. The Credit Agreement provides for a $700 million senior unsecured revolving credit facility and a $300 million unsecured term loan credit facility and is available to refinance existing indebtedness and to finance working capital, capital expenditures, permitted acquisitions and for other lawful corporate purposes. Capitalized terms used in this Item 1.01 without definition shall have the meanings specified in the Credit Agreement.

The Company, certain subsidiaries of the Company as designated borrowers, and certain subsidiaries of the Company as guarantors (including newly-formed subsidiaries), entered into a Credit Agreement (the “Credit Agreement”) with each of the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof (the “Lenders”), Bank of America, N.A., as agent, JPMorgan Chase Bank, N.A., as syndication agent, PNC Bank, National Association and BMO Harris Bank, N.A., as co-senior documentation agents, Wells Fargo Bank, National Association, as documentation agent, BofA Securities, Inc. as sole bookrunner and joint lead arranger, and JPMorgan Chase Bank, N.A., as joint lead arranger. The Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated as of April 3, 2020 (the “Existing Credit Agreement”), as amended, entered into by the Company, certain subsidiaries of the Company, as designated borrowers, and certain subsidiaries of the Company, as guarantors, with each of the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof, Bank of America, N.A., as agent, JPMorgan Chase Bank, N.A., as syndication agent, BMO Harris Bank, N.A., PNC Bank, National Association and Wells Fargo Bank, National Association, as co-documentation agents, BofA Securities, Inc., as sole bookrunner and joint lead arranger, and JPMorgan Chase Bank, N.A., as joint lead arranger.

The Credit Agreement effected certain changes to the Existing Credit Agreement, including, among other changes: (i) adding a $300 million unsecured term loan credit facility; (ii) making certain financial and non-financial covenants less restrictive on the Company and its subsidiaries; (iii) replacing LIBOR-based interest rate benchmarks and modifying performance-based interest rate margins; and (iv) extending the maturity date to June 30, 2027 (the “Maturity Date”). Pursuant to the Credit Agreement, the Company may, from time to time, increase the size of the revolving credit facility or enter into one or more tranches of term loans in minimum increments of $25 million if there is no event of default and the Company is in compliance with certain financial covenants.

Loans under the Credit Agreement bear interest as follows: (i) each loan (other than Swing Line Loans) shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Applicable Rate, as determined in accordance with the performance pricing grid set forth in the Credit Agreement, plus one of the following indexes: (a) Term SOFR (in the case of U.S. dollar-denominated loans), (b) SONIA plus a credit spread (in the case of Pound-denominated loans), (c) EURIBOR (in the case of Euro-denominated loans), (d) SARON plus a credit spread (in the case of Swiss Franc-denominated loans), (e) TIBOR (in the case of Yen-denominated loans) or (f) the Base Rate; and (ii) each Swingline Loan shall bear interest at a rate per annum equal to Applicable Rate plus the Base Rate.

The Company shall pay to Bank of America, N.A., for the account of the Lenders, a commitment fee equal to the Applicable Rate multiplied by the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of the Revolving Loans and (ii) the Outstanding Amount of the L/C Obligations. The commitment fee shall be due and payable in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and ending on the Maturity Date.

Revolving Loans may be borrowed, repaid and reborrowed until the Maturity Date, at which time all amounts borrowed must be repaid. The Term Loans were fully-advanced on June 30, 2022. The principal balance of the Term Loans must be repaid in quarterly installments on the last day of each calendar quarter in the amount of $1,875,000 commencing September 30, 2022, through June 30, 2024, and in the amount of $3,750,000 commencing September 30, 2024, through March 31, 2027, with the remaining outstanding principal balance payable in full on the Maturity Date. Accrued interest on the loans is payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement. Subject to certain conditions, (i) the Company may terminate or reduce the Aggregate Revolving Commitments in whole or in part, and (ii) a Borrower may prepay the Revolving Loans or the Term Loans at any time, without premium or penalty.

Among other terms and conditions applicable to the Incremental Term Loans (made pursuant to the term loan expansion option summarized above), the Incremental Term Loans shall not mature earlier than the Maturity Date (but may have amortization prior to such date), provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date, and (ii) the Incremental Terms Loans may be priced differently than the Revolving Loans.

The Credit Agreement contains customary representations and warranties. The Credit Agreement also contains customary affirmative and negative covenants, including covenants that limit or restrict the Company’s ability to, among other things, grant liens, make investments, incur indebtedness (at the Company or subsidiary level), merge or consolidate and make certain payments, in each case subject to customary exceptions for a credit facility of this size and type. The Company is also required to maintain compliance with a consolidated interest coverage ratio and a consolidated net leverage ratio.

The Credit Agreement includes customary events of default that include, among other things, payment and non-payment defaults, covenant defaults, inaccuracy of representations and warranties, cross-default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement.

In the ordinary course of their respective businesses, certain of the Lenders and the other parties to the Credit Agreement and their respective affiliates are, and may become in the future, customers of the Company and have engaged, or may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2022, the Company entered into the Credit Agreement described in Item 1.01 above, which information is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Amended and Restated Credit Agreement, dated as of June 30, 2022, by and among Littelfuse, Inc., certain subsidiaries of the company, as designated borrowers, certain subsidiaries of the company, as guarantors, the lenders party thereto and Bank of America, N.A., as agent, JPMorgan Chase Bank, N.A., as syndication agent, PNC Bank, National Association and BMO Harris Bank, N.A., as co-senior documentation agents, Wells Fargo Bank, National Association, as documentation agent, BofA Securities, Inc. as sole bookrunner and joint lead arranger, and JPMorgan Chase Bank, N.A., as joint lead arranger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LITTELFUSE, INC.
DATE: June 30, 2022	By: /s/ Meenal A. Sethna
Name: Meenal A. Sethna
Title: Executive Vice President and Chief Financial Officer

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